                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 1998
                                                 ----------------

                               Alvey Systems, Inc.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


          Delaware                    333-2600                 43-0157210
-------------------------------------------------------------------------------
(State or other jurisdiction  (Commission file number)       (IRS employer
      of incorporation)                                   identification no.)


 9301 Olive Boulevard, St. Louis, Missouri                         63132
-------------------------------------------------------------------------------
 (Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code (314) 993-4700
                                                   --------------

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  DISPOSITION OF ASSETS.

     On October 27, 1998, Alvey Systems, Inc., a Delaware corporation ("Alvey" or the "Company"), completed the spin-off (the "Initial Spin-Off") of its wholly-owned subsidiary, McHugh Software International, Inc. ("McHugh"), to Alvey's parent, Pinnacle Automation, Inc. ("Pinnacle"). Pinnacle, in turn, completed the spin-off of McHugh (the "Subsequent Spin-Off," and with the Initial Spin-Off, the "Spin-Off") to Pinnacle's common stockholders on the same date, by means of a pro rata distribution of the shares of McHugh common stock. The Distribution Agreement among Pinnacle, Alvey and McHugh, which sets forth the terms of the Spin-Off and certain obligations of the parties after the Spin-Off, is filed herewith as Exhibit
10.3. The Tax Sharing Agreement among those same parties, which sets forth the obligations of the parties with respect to taxes after the Spin-Off, is filed herewith as Exhibit 10.4.

     Together with its wholly-owned subsidiaries, Weseley Software Development Corp., Software Architects, Inc. and Gagnon & Associates, Inc., McHugh develops, markets, implements and supports open architecture, client/server planning and execution software products for warehouse and transportation management (the "McHugh Business"). Following the Spin-Off, Alvey will continue to own and operate its business as a leading provider of automated materials handling systems for manufacturing plants, distribution centers and warehouses (the "Systems Business"), and McHugh will continue to own and operate the McHugh Business. By separating businesses with distinctive needs relative to capital investment, growth, financing, management and human resources, the boards and management of Pinnacle, Alvey and McHugh believe the Spin-Off will improve capital-raising efficiency and strategic focus at both the Systems and McHugh Businesses.

     Immediately after the consummation of the Spin-Off, also on October 27, 1998, McHugh consummated the sale to affiliates of Advent International Corporation of a minority interest in McHugh for $49.5 million in cash (the "Advent Investment"). Upon consummation of the Advent Investment, Alvey received a cash payment from McHugh in the amount of $36,643,258, representing payment in full of intercompany indebtedness owing from McHugh to Alvey on the distribution date ($35,921,538) and a tax-free dividend of a portion of Alvey's tax basis in McHugh ($721,720).

     In order to consummate the Spin-Off and the Advent Investment, among other things, the receipt of consents from holders of a majority in aggregate principal amount of Alvey's $100,000,000 of 11-3/8% Senior Subordinated Notes Due 2003 (the "Notes") was required. On September 30, 1998, Alvey received and accepted the requisite consents in order to amend the Indenture governing the Notes to permit the Spin-Off and to provide for certain other matters.
On September 30, 1998, the First Supplemental Indenture was entered into between Alvey and The Bank of New York, as trustee (the "Trustee"), a copy of which is filed herewith as Exhibit 10.1. To obtain the consent of its bondholders, Alvey agreed, among other things, to (i) pay a consent premium (the "Consent Premium") of $46.00 in cash for each $1,000 principal amount of Notes for which a consent was properly delivered prior to the expiration of the consent solicitation and (ii) immediately after the consummation of the Spin-Off, to commence an offer to all of its bondholders, on a pro rata basis, to purchase up to $30 million in aggregate principal amount of the Notes at a cash purchase price (the "Spin-Off Offer Purchase Price") equal to 113% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Spin-Off Offer"). Consents of holders of more than 99% of the Notes were delivered and accepted prior to the expiration of the consent solicitation. Alvey commenced the Spin-Off Offer on October 27, 1998 and set November 24, 1998 as the expiration date, with the repurchase of Notes to be made on November 25, 1998. Upon receipt of the funds from McHugh in payment of intercompany indebtedness and Alvey's tax basis in McHugh, Alvey transmitted to the Trustee an amount of cash sufficient to fund both the payment of the Consent Premium (approximately $4.6 million) and the repurchase of Notes pursuant to the Spin-Off Offer (approximately $33.9 million).

     In addition, in order to consummate the Spin-Off, an amendment to Alvey's credit agreement was necessary to permit Alvey to spin-off McHugh, a formerly restricted subsidiary, and to release the lenders' security interests in McHugh's assets and capital stock. On October 26, 1998, Alvey, certain of its subsidiaries (as guarantors) and NationsBank, N.A., as agent, entered into the Fourth Amendment, Consent Waiver and Release, a copy of which is filed herewith as Exhibit 10.2 (the "Bank Amendment"). Among other things, the Bank Amendment permits the Spin-Off and the repurchase of Notes, releases security interests in McHugh's assets and capital stock and amends certain financial covenants to reflect Alvey's corporate structure on a post-Spin-Off basis. In addition, within 60 days of the Spin-Off, subject to compliance with certain covenants, Alvey may elect to increase availability under the credit facility from its current level of $30 million to $40 million.

     Further details regarding the transactions discussed above can be found in the agreements and press releases filed as exhibits herewith. In addition, reference is made to Alvey's pro forma financial statements filed herewith which present Alvey's financial information as if the Spin-Off and the Notes repurchase occurred on prior dates.

ITEM 7.  PRO FORMA FINANCIAL INFORMATION; EXHIBITS.

     (b)  PRO FORMA FINANCIAL INFORMATION:
                                                                          Page

              Pro Forma Unaudited Consolidated Statements of
              Operations of the Systems Business for the year ended
              December 31, 1997 and the six months ended June 30, 1998      6

              Notes to the Pro Forma Unaudited Consolidated Statements
              of Operations of the Systems Business for the year ended
              December 31, 1997 and the six months ended June 30, 1998     6-7

              Pro Forma Unaudited Consolidated Balance Sheet of the
              Systems Business as of June 30, 1998                          8

              Notes to the Pro Forma Unaudited Consolidated Balance
              Sheet of the Systems Business as of June 30, 1998            8-9

     (c)  EXHIBITS:

          10.1 First Supplemental Indenture, dated as of September 30, 1998, between Alvey Systems, Inc. and The Bank of New York, as trustee

          10.2 Fourth Amendment, Consent, Waiver and Release, dated as of October 26, 1998, among Alvey Systems, Inc., the Guarantors and Credit Parties thereto and NationsBank, N.A., as Agent

          10.3 Distribution Agreement, dated as of October 27, 1998, among Pinnacle Automation, Inc., Alvey Systems, Inc. and McHugh Software International, Inc.

          10.4 Tax Sharing Agreement, dated as of October 27, 1998, among Pinnacle Automation, Inc., Alvey Systems, Inc. and McHugh Software International, Inc.

          99.1 Press Release of Alvey Systems, Inc., issued October 30, 1998, announcing completion of the spin-off of McHugh Software International, Inc. and certain related transactions

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 10, 1998

                                        ALVEY SYSTEMS, INC.

                                        By: /s/ James A. Sharp
                                            ---------------------------------
                                            James A. Sharp
                                            Senior Vice President and Chief
                                              Financial Officer

   PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL DATA OF THE SYSTEMS BUSINESS

     The following tables set forth pro forma unaudited consolidated financial data of the Systems Business for the year ended December 31, 1997 and the six months ended June 30, 1998 and as of June 30, 1998 (collectively, the "Pro Forma Financial Data"). The Pro Forma Financial Data have been derived by the application of pro forma adjustments to the historical combined financial statements of the Systems Business. The following pro forma unaudited consolidated statement of operations data for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to certain adjustments made in connection with the Spin-Off and the Spin-Off Offer (collectively, the "Pro Forma Transactions") as if the Pro Forma Transactions were consummated on January 1, 1997 and January 1, 1998, respectively. The following pro forma unaudited consolidated balance sheet data as of June 30, 1998 gives effect to the Pro Forma Transactions as if such events had occurred as of such date. Certain management assumptions and adjustments relating to the Pro Forma Transactions are described in the accompanying notes hereto. The Pro Forma Financial Data do not purport to be indicative of Alvey's financial position or results of operations that would have actually been obtained had the Pro Forma Transactions been completed as of the dates assumed, or to project Alvey's financial position or results of operations at any future date.

                  PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS
                     OF OPERATIONS OF THE SYSTEMS BUSINESS


                                                           PRO FORMA              PRO FORMA
                                                       SYSTEMS BUSINESS        SYSTEMS BUSINESS
                                                           YEAR ENDED          SIX MONTHS ENDED
                                                       DECEMBER 31, 1997         JUNE 30, 1998
                                                       ------------------      -----------------
                                                               (DOLLARS IN THOUSANDS)
RESULTS OF OPERATIONS(1):
Net sales. . . . . . . . . . . . . . . . . . . . . .         $303,427                $155,430
Cost of goods sold . . . . . . . . . . . . . . . . .          236,619                 117,469
                                                             --------                --------
Gross profit . . . . . . . . . . . . . . . . . . . .           66,808                  37,961
Selling, general and administrative expenses . . . .           50,413                  26,286
Research and development expenses. . . . . . . . . .            3,257                   2,275
Amortization expense . . . . . . . . . . . . . . . .            1,136                     495
Other expense (income), net. . . . . . . . . . . . .               57                    (495)
                                                             --------                --------
Operating income . . . . . . . . . . . . . . . . . .           11,945                   9,400
Cash interest expense, net . . . . . . . . . . . . .            9,767(2)                4,714(3)
Non-cash interest expense. . . . . . . . . . . . . .              627(4)                  313(4)
                                                             --------                --------
Income before income taxes . . . . . . . . . . . . .            1,551                   4,373
Income tax expense(5). . . . . . . . . . . . . . . .            1,071                   1,577
                                                             --------                --------
Income from continuing operations. . . . . . . . . .         $    480                $  2,796
                                                             --------                --------
                                                             --------                --------

OTHER CONSOLIDATED FINANCIAL DATA:
Depreciation expense . . . . . . . . . . . . . . . .         $  3,772                $  2,125
Capital expenditures, net. . . . . . . . . . . . . .            3,430                   1,896

OTHER PERFORMANCE MEASURES (NON-GAAP)(6):

EBITDA(7). . . . . . . . . . . . . . . . . . . . . .         $ 16,853                $ 12,020
Ratio of EBITDA to interest expense(8) . . . . . . .             1.73                    2.55
Ratio of long-term debt to EBITDA. . . . . . . . . .             4.99                      (9)
Ratio of net long-term debt to EBITDA(10). . . . . .             4.82                      (9)

-----------------
(1) Amounts reflect the exclusion of the McHugh Business from the consolidated financial results, giving effect to the Spin-Off. In addition, amounts give effect to the other Spin-Off-related adjustments detailed below. The following Spin-Off-related expenses have not been reflected in the accompanying pro forma unaudited consolidated statement of operations as they represent nonrecurring items: (i) $4.6 million of Consent Premium;
     (ii) $3.9 million of
     repurchase fee on repurchased Notes; (iii) $4.5 million of estimated transaction costs related to the Spin-Off, the solicitation of bondholder consents (the "Solicitation"), amending and repurchasing a portion of the Notes and amending Alvey's revolving credit facility; and
     (iv) the effect of the write-off of unamortized debt issuance costs relating to the Notes and Alvey's revolving credit facility. Items (i),
     (ii), (iv) and $1.3 million of (iii) will be reflected as an extraordinary charge, net of taxes, in the fourth quarter of 1998. Additionally, the effects of elimination of Alvey's investment in McHugh at the time of the Spin-Off and balance sheet items that do not impact the statements of operations have been excluded. Amounts for the year ended December 31, 1997 also exclude the impacts of (x) nonrecurring restructuring charges of $11.3 million recorded in the second quarter of 1997 to discontinue offering certain proprietary systems software products at a Systems Business subsidiary and to recognize and streamline the size of the organizational structure (collectively, the "2Q 1997 Restructuring Expense") and (y) legal, accounting and other nonrecurring charges of $470,000 related to a discontinued initial public offering of McHugh's common stock and other strategic initiatives as the Company decided in the fourth quarter of 1997 not to proceed with the initial public offering and such initiatives (the "Discontinued
     McHugh IPO"). Because of the nonrecurring nature of such charges, they have been eliminated from the pro forma statements of continuing operations.

(2) Pro forma adjustments reflected in this amount include (i) a $3.4 million reduction in interest expense due to the repurchase of $30.0 million principal amount of the Notes, (ii) a $2.2 million increase to interest expense because, upon consummation of the Spin-Off, interest on long-term debt will no longer be allocated in part to McHugh and (iii) a $563,000 increase in interest expense due to expected higher borrowing levels under Alvey's revolving credit facility as a result of the Spin-Off.

(3) Pro forma adjustments reflected in this amount include (i) a $1.7 million reduction in interest expense due to the repurchase of $30.0 million principal amount of the Notes, (ii) a $1.4 million increase in interest expense because, upon consummation of the Spin-Off, interest on long-term debt will no longer be allocated in part to McHugh and (iii) a $286,000 increase in interest expense to reflect expected higher borrowing levels under Alvey's revolving credit facility as a result of the Spin-Off.

(4) Pro forma adjustments reflected in this amount include a decrease of approximately $480,000 for the twelve months ended December 31, 1997 and $240,000 for the six months ended June 30, 1998 in the amortization of debt issuance costs resulting from amending and repurchasing a portion of the Notes and amending Alvey's revolving credit facility.

(5) Pro forma totals include adjustments to reflect the estimated income tax effect of the Spin-Off-related pro forma adjustments described in footnotes
     (2) through (4).

(6) Performance measures such as EBITDA (discussed further in note (7) below) should not be construed as alternatives to operating income or net income calculated in accordance with generally accepted accounting principles ("GAAP") or as indicators of operating performance or liquidity. However, the Company believes such non-GAAP performance measures are commonly used to evaluate a company's ability to service debt.

(7) EBITDA consists of earnings before interest, income taxes and depreciation and amortization expense. In 1997, EBITDA excluded the 2Q 1997 Restructuring Expense and costs related to the Discontinued McHugh IPO.

(8) For purposes of this computation, interest expense consists of interest on indebtedness, net of interest income, and does not include amortization of deferred financing fees charged to interest expense for such period.

(9) This ratio is intended to compare amounts on a full-year basis; as such, the ratio is not presented for the six months ended June 30, 1998.

(10) Net long-term debt represents long-term debt less cash and cash equivalents.

                PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                   OF THE SYSTEMS BUSINESS AS OF JUNE 30, 1998

                                                                               AS OF JUNE 30, 1998
                                                            -------------------------------------------------------
                                                            HISTORICAL     HISTORICAL       SPIN-OFF     PRO FORMA
                                                             COMBINED        SYSTEMS         RELATED      SYSTEMS
                                                             COMPANY        BUSINESS(1)    ADJUSTMENTS    BUSINESS
                                                            ----------     ------------    -----------   ----------
                                                                             (DOLLARS IN THOUSANDS)

BALANCE SHEET DATA:
ASSETS:
Current assets:
Cash and cash equivalents. . . . . . . . . . . . . . .        $ 5,151         $ 3,804(2)    $   (757)(3)  $  3,047
Receivables:
Trade. . . . . . . . . . . . . . . . . . . . . . . . .         59,503          39,775             --        39,775
Unbilled and other . . . . . . . . . . . . . . . . . .         10,500           3,842             --         3,842
Accumulated costs and earnings in excess of

   billings on uncompleted contracts . . . . . . . . .         10,706           8,960             --         8,960
Inventory. . . . . . . . . . . . . . . . . . . . . . .         15,779          15,779             --        15,779
Deferred income taxes. . . . . . . . . . . . . . . . .         12,913          10,758          5,982 (4)    16,740

Due from McHugh. . . . . . . . . . . . . . . . . . . .             --          29,633        (29,633)(5)        --

Prepaid expenses and other assets. . . . . . . . . . .          2,251             742             --           742
                                                             --------        --------     ----------      --------
Total current assets . . . . . . . . . . . . . . . . .        116,803         113,293        (24,408)       88,885
Property, plant and equipment, net . . . . . . . . . .         35,967          31,061             --        31,061

Other assets, net. . . . . . . . . . . . . . . . . . .          7,047           7,424         (2,561)(6)     4,863
Goodwill . . . . . . . . . . . . . . . . . . . . . . .         24,859          20,174             --        20,174
                                                             --------        --------     ----------      --------
Total assets . . . . . . . . . . . . . . . . . . . . .       $184,676        $171,952     $  (26,969)     $144,983
                                                             --------        --------     ----------      --------
                                                             --------        --------     ----------      --------

LIABILITIES AND NET INVESTMENT OF PINNACLE:

Current liabilities:
Current portion of long-term debt. . . . . . . . . . .       $    314        $    314     $       --      $    314
Accounts payable . . . . . . . . . . . . . . . . . . .         30,455          20,482             --        20,482
Accrued expenses . . . . . . . . . . . . . . . . . . .         41,505          36,001         (1,422)(7)    34,579
Customer deposits. . . . . . . . . . . . . . . . . . .          5,492           5,111             --         5,111
Billings in excess of accumulated costs and
   earnings on uncompleted contracts . . . . . . . . .         35,085          33,450             --        33,450
Deferred revenues. . . . . . . . . . . . . . . . . . .          4,639           1,843             --         1,843
Taxes payable. . . . . . . . . . . . . . . . . . . . .          2,347           2,158             --         2,158
                                                             --------        --------     ----------      --------
Total current liabilities. . . . . . . . . . . . . . .        119,837          99,359         (1,422)       97,937
Senior subordinated long-term debt . . . . . . . . . .        100,000         100,000        (30,000)(8)    70,000
Other senior long-term debt. . . . . . . . . . . . . .            547             547          6,762 (9)     7,309

Other long-term liabilities. . . . . . . . . . . . . .         12,160           8,443             --         8,443
Deferred income taxes. . . . . . . . . . . . . . . . .            462           2,058             --         2,058

Commitments and contingencies. . . . . . . . . . . . .             --              --             --            --
Net investment (deficit) of Pinnacle . . . . . . . . .        (48,330)        (38,455)        (2,309)(10)  (40,764)
                                                             --------        --------     ----------      --------
Total liabilities and net investment
(deficit) of Pinnacle. . . . . . . . . . . . . . . . .       $184,676        $171,952       $(26,969)     $144,983
                                                             --------        --------     ----------      --------
                                                             --------        --------     ----------      --------

------------------
(1) Amounts reflect the exclusion of the McHugh Business from the consolidated financial position, giving effect to the Spin-Off, but do not give effect to the other Spin-Off-related adjustments which are detailed below and included in the "Spin-Off Related Adjustments" column above.

(2) Balance includes $760,000 of cash invested in overnight funds which is available for operating purposes. The remainder of the cash has been received, but is not yet available for use.

(3) Adjustment reflects the receipt of an estimated $36.9 million in cash from McHugh upon consummation of the Spin-Off and $6.8 million in borrowings under Alvey's revolving credit facility, offset by the payment of
     (i) $30.0 million for the purchase of Notes pursuant to the Spin-Off Offer,
     (ii) $4.6 million of Consent Premium, (iii) $4.5 million of estimated transaction costs of the Spin-Off, the Solicitation, amending and repurchasing a portion of the Notes and amending Alvey's revolving credit facility, (iv) a $3.9 million repurchase fee on repurchased Notes and
     (v) $1.4 million of interest paid on repurchased Notes.

(4) Adjustment reflects (i) a $1.8 million tax benefit on the $4.6 million Consent Premium, (ii) a $1.6 million tax benefit on the $3.9 million repurchase fee on repurchased Notes, (iii) $458,000 tax benefit related to the write-off of prior issuance costs in connection with the exchange of certain shares of Pinnacle Series A, Series B and Series C Preferred Stock for McHugh Class B Common Stock and McHugh Class C Common Stock (the "Preferred Stock Exchange") and (iv) a $2.1 million tax benefit related to the payment of a portion of the overall transaction costs in the amount of $1.3 million and a $4.8 million write-off of existing debt issuance costs as a result of amending and repurchasing a portion of the Notes and amending Alvey's revolving credit facility.

(5) Adjustment reflects the receipt of an estimated $28.1 million in cash from McHugh upon consummation of the Spin-Off and Alvey's investment in McHugh of $1.5 million.

(6) Adjustment reflects (i) a $4.8 million write-off of existing debt issuance costs related to amending and repurchasing a portion of the Notes and amending Alvey's revolving credit facility, (ii) $3.2 million in capitalized debt issuance costs as a result of amending the Indenture governing the Notes and Alvey's revolving credit facility and (iii) $1.0 million for the elimination of Alvey's original investment in McHugh.

(7)  Adjustment reflects the payment of interest due on repurchased Notes.

(8) Adjustment reflects the repurchase of $30.0 million principal amount of Notes.

(9) Adjustment reflects the borrowing of $6.8 million under Alvey's revolving credit facility.

(10) Adjustment reflects (i) the receipt of $8.8 million from McHugh for Alvey's tax basis in McHugh, less $2.5 million for the elimination of Alvey's investment in McHugh, (ii) $458,000 related to the tax benefit from the write-off of prior issuance costs related to the Preferred Stock Exchange,
     (iii) the payment of $4.6 million of Consent Premium, (iv) the payment of $3.9 million of repurchase fee on repurchased Notes, (v) a $4.8 million write-off of existing debt issuance costs related to amending and repurchasing a portion of the Notes and amending Alvey's revolving credit facility, (vi) the payment of a portion of the overall transaction costs in the amount of $1.3 million and (vii) related tax benefits of $5.5 million from (iii), (iv), (v) and (vi) above.